UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2018

YOUNGEVITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54900	90-0890517
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2400 Boswell Road, Chula Vista, CA 91914
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (619) 934-3980

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 29, 2018, two stockholders holding in excess of a majority of the Company’s shares of common stock, par value $0.001 per share (the “Common Stock”), approved for purposes of complying with Nasdaq Rules 5635 (b) and (d), the issuances set forth below:

●
747,664 shares of Common Stock to Carl Grover (“Grover”), at an effective rate of $5.35 per share, upon the exchange of all amounts owed under the Company’s 8% Series A Convertible Promissory Note, due July 30, 2019, in the principal amount of $4,000,000, originally convertible into 571,428 shares of Common Stock at a conversion price of $7.00 per share;

●
631,579 shares of Common Stock at an exercise price of $4.75 per share upon the exercise of a warrant issuable to Grover in connection with the $4,000,000 note exchange;

●
30,000 shares of Common Stock to Ascendant Alternative Strategies, LLC (“Ascendant”) upon closing of the $4,000,000 note exchange;

●
80,000 shares of Common Stock at an exercise price of $5.35 per share upon the exercise of a four-year warrant issuable to Ascendant upon closing of $4,000,000 note exchange;

●
70,000 shares of Common Stock at an exercise price of $4.75 per share upon the exercise of a four-year warrant issuable to Ascendant upon closing of $4,000,000 note exchange;

●
390,263 shares of Common Stock to be issued to investors in the Company’s Common Stock private placement between August 31, 2018 and October 5, 2018, pursuant to which the Company sold an aggregate of 390,263 shares of Common Stock, issued warrants (the “Investor Warrants”) to purchase an aggregate of 630,526 shares of Common Stock (of which 315,263 were exercisable upon issuance and the remaining 315,263 shares are exercisable after the second Closing Date);

●
367,805 shares of Common Stock issuable as True-up Shares in the Common Stock private placement pursuant to the Purchase Agreements executed in connection with the offering, which provides that in the event that the average of the 15 lowest closing prices for the Common Stock during the period beginning on the execution date of the Purchase Agreement and ending on the date 90 days from the effective date (the “Effective Date”) of the Registration Statement filed by the Company in respect of the resale of the shares sold in the offering (the “Subsequent Pricing Period”) is less than $4.75 per share, then the Company will issue to the investors additional shares of its Common Stock (the “True-up Shares”) within three days from the expiration of the Subsequent Pricing Period, according to the following formula:

X= [Purchase Price Paid- (A*B)]/B, where:

i.  X= number of True-up Shares to be issued
ii. A= the number of purchased shares acquired by investor
iii. B= the True-up Price

provided, that the aggregate number of shares issued by the Company in the Common Stock private placement, including the shares of Common Stock issued, the shares of Common Stock issuable at the second Closing Date, shares of Common Stock underlying the Investor Warrants and True-up Shares shall not exceed 2.9% of the issued and outstanding Common Stock as of the Effective Date for each $1,000,000 invested in the Company;

●
1,394,726 shares of Common Stock at an exercise price of $4.75 per share issuable upon the exercise of warrants which may be issued to holders of the Company’s Series C convertible preferred stock, pursuant to the Purchase Agreements executed between August 17, 2018 and October 4, 2018, in connection with the Company’s issuance of an aggregate of 697,363 shares of the Series C convertible preferred stock, that voluntary convert their shares of preferred stock to Common Stock prior to their two-year anniversary of issuance; and

●
92,030 shares of Common Stock issuable upon the exercise of warrants which may be issued to the placement agent in accordance with the Placement Agent Agreement as further compensation in connection with the Preferred Offering, which is 10% of the Preferred Warrants issued to certain investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUNGEVITY INTERNATIONAL, INC.

Date: October 31, 2018	By: /s/ David Briskie
Name: David Briskie
Title: President and Chief Financial Officer